DAVIDSON & COMPANY LLP Chartered Accountants A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Form S-1 of Double Halo Resources Inc. of our report dated April 17, 2008 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

                                                                                                                                                                                 /s/ DAVIDSON & COMPANY LLP

                                                                                                                                                                                Chartered Accountants

Vancouver, Canada

August 20, 2008

NEXIA
INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6 Telephone (604) 687-0947 Fax (604) 687-6172